EXHIBIT 10.1

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (the “Amendment”) dated this 19th day of August, 2014 amends that certain Lease dated July 24, 2007 and amended on November 4, 2008, March 2, 2012, June 15, 2012 and November 26, 2012 by and between BIOLIFE SOLUTIONS, INC. (“Tenant”) and MONTE VILLA FARMS LLC (“Landlord”) (the “Lease”) in the project known as “Monte Villa Farms” located in Bothell, Washington.

RECITALS

WHEREAS, Tenant is desirous of leasing additional square footage, and Landlord is desirous of leasing both additional square footage to Tenant on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, Landlord and Tenant agree to amend the Lease as follows:

1.	The fifth Whereas paragraph shall be amended to read as follows:
“WHEREAS, Tenant has leased approximately 7,169 rentable square feet of office space as shown on Exhibit C.1 attached hereto (the "Office Expansion Premises"), approximately 6,031 rentable square feet of the first floor of the Production Building as shown on Exhibit C.2 attached hereto ("Clean Room Premises") and 7,561 rentable square feet in the Production Building as shown on Exhibit C.4 attached hereto (“Production Expansion Premises”), approximately 5,103 rentable square feet of additional space of the Production Building as shown on Exhibit C.5 (“Cleanroom Support Premises”), Tenant is desirous of leasing approximately 4,493 rentable square feet in the Office Building as shown on Exhibit C.6 attached hereto (“Second Office Expansion Premises”)  and Landlord is desirous of leasing the Second Office Expansion Premises to Tenant on the terms and conditions set forth herein.  The Clean Room Premises, the Office Expansion Premises, the Production Expansion Premises, the Cleanroom Support Premises and the Second Office Expansion Premises shall be collectively known as the “Demised Premises”.  The revised total rentable square footage of leased space shall be approximately 30,357 square feet, or as otherwise measured according to BOMA standard.

2.	Paragraph 1.1.(b) shall be added to read as follows:
“The Commencement Date for the Second Office Expansion Premises shall be upon completion of the Tenant Improvement (to be completed by November 15, 2014), contingent on plans being approved by the City of Bothell and shall be set forth on a written notice from Landlord to Tenant that the Tenant Improvements are substantially complete.

3.
Landlord shall allow Tenant to occupy appx 2,231 RSF on the 3rd floor, as depicted on Exhibit E, of the Office Building (“Temporary Space”) immediately through November 15, 2014 or completion of the Tenant Improvement, whichever is later, with no base rent due.

4.	Paragraph 1.2, line 4, delete “C and C.1, C.2, C.3, C.4 and C.5” and insert “C, C.1, C.2, C.4, C.5 and C.6”.

5.	In Paragraph 1.2, add to the end of the paragraph:
“4,493 RSF in the Second Office Expansion Premises (Exhibit C.6)”

6.	Paragraph 1.3, line 14, delete “thirty five (35)” and insert “forty eight (48)”.

7.	Paragraph 2.6 (a) line 3, delete “25,864” and insert “30,357”.

8.	Paragraph 2.6(a) line 5, delete “9.14 and insert “10.94%”.

9.
Tenant will be allowed early access for two weeks at no charge (for the spaces added to the Lease under this expansion) for the purpose of installing cabling, furniture or other tenant fixtures.  Tenant shall not be required to pay for utility or elevator charges during its early access period.

10.	Exhibit A-1 shall be replaced by Exhibit A.

11.	Exhibit B.4 shall be replaced by Exhibit B. 5.

12.	Exhibit D.4 shall be added, defining the Tenant Improvement for the Second Office Expansion Premises.

Other than set forth above, all terms and conditions of the lease remain in full force and effect. The parties hereby reaffirm and confirm such terms and conditions.  This agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Facsimile copies will be considered originals.

TENANT BIOLIFE SOLUTIONS, INC. a Delaware corporation	LANDLORD MONTE VILLA FARMS LLC, A Washington limited liability company
By: /s/ Daphne Taylor	By: /s/ Robert E. Hibbs
Name: Daphne Taylor Its: CFO	Name: Robert E. Hibbs Its Manager

EXHIBIT A to Lease

LEGAL DESCRIPTION OF PROJECT

The land referred to herein below is described as follows:

Lots A, B, C, D and E of City of Bothell Boundary Line Adjustment No. 2008-000066, recorded November 4, 2008 under Recording No. 200811045005, Records of Snohomish County Auditor;

Situate in the City of Bothell, County of Snohomish, State of Washington.

EXHIBIT B. 5

BASIC ANNUAL RENT

25,864 RSF
Applicable Portion of Lease Term		Rate Per Rentable Sq. Ft./ Annum/NNN	Annual Base Rent	Monthly Base
Beginning	Ending			Rent Installment (Annual ÷ 12)

1-Aug-14	31-Jan-15	$24.59	$635,995.76	$52,999.65
1-Feb-15	31-Jul-15	$22.28	$576,249.92	$48,020.83
1-Aug-15	31-Jul-16	$22.72	$587,630.08	$48,969.17
1-Aug-16	31-Jul-17	$23.18	$599,527.52	$49,960.63
1-Aug-17	31-Jul-18	$23.64	$611,424.96	$50,952.08
1-Aug-18	31-Jul-19	$24.11	$623,581.04	$51,965.09
1-Aug-19	31-Jul-20	$24.60	$636,254.40	$53,021.20
1-Aug-20	31-Jul-21	$25.09	$648,927.76	$54,077.31

4,493 RSF
Applicable Portion of Lease Term		Rate Per Rentable Sq. Ft./ Annum	Annual Base Rent	Monthly Base
Beginning	Ending			Rent Installment (Annual ÷ 12)

15-Nov-15	31-Oct-16	$18.00	$80,874.00	$6,739.50
1-Nov-16	31-Oct-17	$18.45	$82,895.85	$6,907.99
11-Nov-17	31-Oct-18	$18.91	$84,968.25	$7,080.69
11-Nov-18	31-Oct-19	$19.38	$87,092.45	$7,257.70
11-Nov-19	31-Oct-20	$19.87	$89,269.76	$7,439.15
11-Nov-20	31-Jul-21	$20.37	$91,501.51	$7,625.13
* In months 1, 6, 58 and 60 no base rent will be due

Landlord has the right to create up to 50,000 sq ft of additional space on the Property (the “Additional Space”). The creation of the Additional Space will reduce the Operating Expenses for the Premises (the “Additional Space Expense Reduction”). Tenant agrees that should Landlord create the Additional Space then the Rent shall be increased (effective as of the date of the inclusion of the Additional Space) by the amount of any Additional Space Expense Reduction.  Such a reduction shall be computed (within six months of the inclusion of Additional Space) by subtracting (i) the Tenant’s Proportionate Share of the Operating Expenses and Taxes computed after the inclusion of the Additional Space in the square footage calculations from (ii) Tenant’s Proportionate Share of the Operating Expenses and Taxes computed before the inclusion of the Additional Space in the square footage calculations.  Landlord shall provide Tenant with such computations for Tenant’s review.

EXHIBIT C.1

OFFICE EXPANSION PREMISES

EXHIBIT C.2

CLEAN ROOM PREMISES

EXHIBIT C.4
PRODUCTION EXPANSION PREMISES

EXHIBIT C.5
CLEANROOM SUPPORT PREMISES

EXHIBIT C.6
SECOND OFFICE EXPANSION PREMISES

EXHIBIT D.4

TENANT IMPROVEMENTS

Landlord will provide a Tenant Improvement Allowance of up to $125,000 to build out the space to a mutually agreeable space plan, based on that shown in Exhibit 4.a, and built out to a substantially similar look and quality as the Office Expansion Premises. Landlord will perform the construction in-house, using its architect and preferred subcontractors.

EXHIBIT D.4.a

TI FLOORPLAN

EXHIBIT E

TEMP SPACE FLOORPLAN